UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 09/19/2008

API NANOTRONICS CORP.

(Exact Name of registrant as specified in its charter)

Commission File Number: 000-29429

DE	98-0200798
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2300 Yonge Street, Suite 1710, Toronto, Ontario, Canada	M4P 1E4
(Address of principal executive offices)	(zip code)

(416) 593-6543

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 3.03	Material Modification to Rights of Security Holders

On September 19, 2008, API Nanotronics Corp. (the “Company”) effected a one-for-fifteen reverse stock split of its common stock. The reverse stock split was previously approved by the Company’s Board of Directors and by the Company’s Stockholders.

Pursuant to the reverse stock split, each holder of the Company’s common stock on the date of effectiveness of the reverse stock split became entitled to receive one new share of common stock in exchange for every fifteen shares of old common stock held by such stockholder.

No fractional shares of common stock will be issued as a result of the reverse stock split. Any fractional shares which might result from the reverse split will be rounded up to the nearest whole share.

The Company’s new CUSIP number is 03761M203.

On September 22, 2008, the Company issued a press release announcing the effectiveness of the reverse stock split. The press release is attached to this Current Report on Form 8-K as an exhibit and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 19, 2008, the Company filed a Certificate of Amendment of Certificate of Incorporation of the Company with the Delaware Secretary of State to effect the reverse stock split. The Certificate of Amendment is attached to this Current Report on Form 8-K as an exhibit and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Certificate of Amendment of Certificate of Incorporation of the Company.

99.1	Press Release, dated September 22, 2008, announcing the effectiveness of a one-for-fifteen reverse stock split.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2008	API NANOTRONICS CORP.

	By:	/s/ Claudio Mannarino
Chief Financial Officer and Vice President

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